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                     LIST OF SHARES REGISTERED
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Common  shares  $0.001  par  value:  250,000  shares  to  Mr.  Edward  T. Whalen
Common  shares  $0.001  par  value:  250,000  shares  to  Mr.  Edward Meyer, Jr.